EXHIBIT 99
FOR IMMEDIATE RELEASE

July 23, 2007
Contact:	David M. Kepler
President & Chief Executive Officer
937-548-4158
GREENVILLE FEDERAL FINANCIAL CORPORATION REPORTS EARNINGS FOR THE
FOURTH QUARTER AND FISCAL YEAR ENDED JUNE 30, 2007 AND DECLARES DIVIDEND
Greenville, Ohio — July 23, 2007 — Greenville Federal Financial Corporation (the “Corporation”) (OTCBB: GVFF) today announced the Corporation’s financial results for the fourth fiscal quarter. For the quarter ended June 30, 2007, the Corporation reported net earnings of $206,000, or $0.09 per diluted share, compared to net earnings of $126,000, or $0.05, per share for the same quarter in 2006.
The quarter-to-quarter increase in earnings was attributed primarily to a $23,000, or 2.4%, increase in net interest income after provision for losses on loans and a $96,000, or 9.5%, decrease in general, administrative and other expense, which were partially offset by a $31,000, or 55.4%, increase in federal income taxes and an $8,000, or 3.3% decrease in other income.
The decrease in general, administrative and other expense for the quarter was due primarily to a $60,000 decrease in other expense and a $50,000 decrease in employee compensation and benefits. The decrease in other expense was attributed primarily to a $25,000 decrease in professional fees expenses and a $30,000 decrease in stationary, printing and office supplies. The decrease in employee compensation and benefits was attributed primarily to a reduction in staff due to attrition.
Net earnings for the fiscal year ended June 30, 2007 were $641,000, or $0.29 per diluted share, an increase of $106,000, or 19.8%, compared to the fiscal year ended June 30, 2006. The increase was attributed primarily to a $200,000, or 5.5%, increase in net interest income after provision for losses on loans, which was partially offset by a $13,000, or 1.6%, decrease in other income, a $36,000, or 1.0%, increase in general, administrative and other expense and a $45,000, or 21.2%, increase in federal income taxes.
The increase in general, administrative and other expense for the fiscal year was due primarily to a $50,000 increase in data processing expense, a $77,000 increase in professional fees expense, mostly related to the Corporation’s public company reporting requirements and the adoption of the Corporation’s 2006 Equity Plan, and a $27,000 increase in franchise taxes, all of which were partially offset by a decrease of $41,000 in occupancy and equipment expense, a $39,000 decrease in employee compensation and benefits and a decrease of $30,000 in stationary, printing and office supplies. The decrease in other income was due primarily to the fact that Greenville Federal had a $35,000 gain on redemption of the shares of Intrieve, Inc., Greenville Federal’s data processor, and a $26,000 gain on sale of real estate acquired through foreclosure in fiscal 2006, neither of which were repeated in fiscal 2007, partially offset by a $24,000 increase in customer service charges and a $24,000 increase in other income.
The Corporation reported total assets of $129.7 million at June 30, 2007, total liabilities of $107.0 million, including deposits of $79.6 million, and total shareholders’ equity of $22.7 million. The decline of $1.0 million in total assets was due to the use of proceeds from maturing investments to repay advances from the Federal Home Loan Bank. Proceeds from maturing investments were also used to fund the increase in loans receivable.
The Corporation also announced that the Board of Directors has declared a cash dividend of $0.07 per share of the Corporation’s common stock. The dividend is to be paid on August 17, 2007, to stockholders of record as of July 31, 2007.
Greenville Federal Financial Corporation is the holding company for Greenville Federal, a federally chartered savings bank headquartered in Greenville, Ohio. Greenville Federal attracts deposits from, and makes loans in, the Ohio counties of Darke, Preble, Auglaize, Miami, Shelby and Mercer and the Indiana counties of Randolph and Wayne.

GREENVILLE FEDERAL FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	June 30,	June 30,
ASSETS	2007	2006
	(Unaudited)

Cash and cash equivalents	$3,527	$3,254
Investment securities	29,728	35,417
Loans receivable	87,413	83,452
Other assets	9,040	8,585

Total assets	$129,708	$130,708

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$79,633	$78,782
Advances from the FHLB	26,125	28,177
Other liabilities	1,206	1,167

Total liabilities	106,964	108,126

Shareholders’ equity	22,744	22,582

Total liabilities and shareholders’ equity	$129,708	$130,708

GREENVILLE FEDERAL FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except share data)

	Fiscal year ended June 30,		Three months ended June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)}

Total interest income	$7,471	$6,974	$1,887	$1,807

Total interest expense	3,592	3,290	907	855

Net interest income	3,879	3,684	980	952

Provision for losses on loans	20	25	7	2

Net interest income after provision for losses on loans	3,859	3,659	973	950

Other income	825	838	238	246

General, administrative and other expense	3,786	3,750	918	1,014

Earnings before income taxes	898	747	293	182

Income taxes	257	212	87	56

NET EARNINGS	$641	$535	$206	$126

EARNINGS PER SHARE — basic and diluted	$0.29	$0.31	$0.09	$0.05

Basic earnings per common share is computed based upon the weighted-average number of common shares outstanding during the year, less shares in the Corporation’s Employee Stock Ownership Plan (“ESOP”) that are unallocated and not committed to be released.
For the fiscal year ended June 30, 2006, since the conversion of Greenville Federal into the stock form and the formation of the Corporation (the “Reorganization”) was not completed until January 4, 2006, weighted-average shares outstanding were computed as follows: (1) the 1,264,126 shares issued to Greenville Federal MHC in the Reorganization were deemed outstanding for the period from July 1, 2005 through January 3, 2006, (2) total shares issued, or 2,298,411 shares, were outstanding for the period from January 4, 2006 through June 30, 2006, and (3) 89,997 weighted-average shares in the ESOP that were unallocated and not committed to be released were not considered outstanding for the period from January 4, 2006 through June 30, 2006. Weighted-average shares outstanding totaled 1,724,628 for the twelve months ended June 30, 2006. Diluted earnings per common share include the dilutive effect of all additional potential common shares issuable. At June 30, 2006, the Corporation had no dilutive or potentially dilutive securities.
For the three months ended June 30, 2006, weighted-average shares outstanding were computed as follows: (1) total shares issued, or 2,298,411 shares, were outstanding for the period from April 1, 2006 through June 30, 2006, and (2) 89,900 weighted-average shares in the ESOP that were unallocated and not committed to be released were not considered outstanding for the period from April 1, 2006 through June 30, 2006. Weighted-average shares outstanding totaled 2,208,511 for the three months ended June 30, 2006. Diluted earnings per common share include the dilutive effect of all additional potential common shares issuable. At June 30, 2006, the Corporation had no dilutive or potentially dilutive securities.
For the fiscal year ended June 30, 2007, weighted-average shares outstanding were computed as follows: (1) 2,298,411 shares were outstanding for the period from July 1, 2006 through June 30, 2007, (2) 77,704 weighted-average shares in the ESOP that were unallocated and not committed to be released were not considered outstanding for the period from July 1, 2006 through June 30, 2007, and (3) 4,915 weighted-average shares acquired for the 2006 Equity Plan that were not awarded were treated as treasury shares and not considered outstanding for the period from July 1, 2006 through June 30, 2007. Weighted-average shares outstanding totaled 2,215,793 for the twelve months ended June 30, 2007. Diluted earnings per common share include the dilutive effect of all additional potential common shares issuable. Weighted-average shares outstanding for purposes of computing diluted earnings per share totaled 2,215,793 for the fiscal year ended June 30, 2007.
For the three months ended June 30, 2007, weighted-average shares outstanding were computed as follows: (1) 2,298,411 shares were outstanding for the period April 1, 2007 through June 30, 2007, (2) 74,313 weighted-average shares in the ESOP that were unallocated and not committed to be released were not considered outstanding for the period from April 1, 2007 through June 30, 2007, and (3) 15,119 weighted-average shares acquired for the 2006 Equity Plan that were not awarded were treated as treasury shares and not considered outstanding for the period from April 1, 2007 through June 30, 2007. Weighted-average shares outstanding totaled 2,208,979 for the three months ended June 30, 2007. Diluted earnings per common share include the dilutive effect of all additional potential common shares issuable. Weighted-average shares outstanding for purposes of computing diluted earnings per share totaled 2,208,979 for the fiscal year ended June 30, 2007.